UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 27, 2008 (May 22, 2008)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On May 22, 2008, Rite Aid Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter $150,000,000 aggregate principal amount of its 8.5% Convertible Senior Notes due 2015 (the “Notes”), for resale by the Underwriter pursuant to Registration Statement No. 333-140537.  The Company granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional $8,000,000 aggregate principal amount of Notes to cover over-allotments, which option the Underwriter has exercised.

                The Company will deliver shares of the Company’s common stock to satisfy any future conversions of the Notes.  The sale of the Notes is expected to close on May 29, 2008 and result in net proceeds to the Company of approximately $152,260,000.

                The Underwriter and its affiliates have in the past engaged, and may in the future engage in transactions with the Company, and perform services for the Company, including commercial banking, financial advisory and investment banking services in the ordinary course of business for which they have received or will receive customary fees and expenses.  The Underwriter is acting as joint lead arranger and joint book runner under the Company’s senior secured credit facility, and an affiliate of the underwriter is a lender, the administrative agent and collateral processing agent under the Company’s senior secured credit facility. In connection with these roles, the Underwriter and its affiliates each receive, and will receive, customary fees.

                The foregoing summary is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.              Other Events.

                The Company is also filing this Current Report on Form 8-K to provide the legal opinion of Robert B. Sari, Esq., Executive Vice President, General Counsel and Secretary to the Company, relating to the Company’s prospectus supplement dated May 22, 2008, filed with the Securities and Exchange Commission on May 23, 2008.

Item 9.01.              Financial Statements and Exhibits.

                (c)           Exhibits

1.1	Underwriting Agreement dated May 22, 2008, by and between Rite Aid Corporation and Citigroup Global Markets Inc.
5.1	Opinion of Robert B. Sari, Esq. with respect to the validity of the securities.
23.1	Consent of Robert B. Sari, Esq. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 27, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated May 22, 2008, by and between Rite Aid Corporation and Citigroup Global Markets Inc.
5.1	Opinion of Robert B. Sari, Esq. with respect to the validity of the securities.
23.1	Consent of Robert B. Sari, Esq. (included in Exhibit 5.1).